UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2006

SCS Transportation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4435 Main Street, Suite 930, Kansas City, Missouri		64111
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-960-3664

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2006, SCS Transportation, Inc. (the "Company") entered into the Stock Purchase Agreement among Jevic Holding Corp. (an affiliate of Sun Capital Partners, Inc.), Saia Motor Freight Line, Inc. ("Saia") and the Company (the "Stock Purchase Agreement"). The Stock Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01. Pursuant to the Stock Purchase Agreement, the Company sold 100% of the common stock of Jevic Transportation, Inc. ("Jevic") for an estimated cash purchase price of $42.2 million less an estimated $2.2 million working capital adjustment, subject to final adjustment. The transaction was structured as an asset sale for tax purposes through a code section 338(h)(10) election, which is estimated to provide the Company with a $12 million cash tax benefit. The Company has certain indemnification obligations under the Stock Purchase Agreement.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the Stock Purchase Agreement as attached hereto.

The Company issued a press release announcing the sale of Jevic, which is attached as Exhibit 99.1.

Also on June 30, 2006, the Company entered into Amendment No. 3 to the Senior Notes Master Shelf Agreement with Prudential Investment Management, Inc. and certain of its affiliates and the Second Amendment to Restated Agented Revolving Credit Agreement with Bank of Oklahoma, N.A., JP Morgan Chase Bank, N.A., U.S. Bank National Association, Harris Trust and Savings Bank, and LaSalle Bank National Association and Bank of Oklahoma, N.A., as agent for the Banks (the "Amendments"). The Amendments are attached hereto as Exhibit 10.2 and Exhibit 10.3 and incorporated by reference into this Item 1.01. Pursuant to the Amendments, the Company received consents to the sale of 100% of the common stock of Jevic and waivers of any Event of Default that would arise as the result of such sale. The Amendments modify the debt covenant requirements for the effects of the sale of 100% of the common stock of Jevic. The Amendments release Jevic and discharge Jevic from all of its obligations and duties as a Subsidiary Guarantor under the debt agreements. The Amendments also allow for up to $25 million in treasury stock purchases by the Company without dilution to the tangible net worth covenant.

The foregoing is a brief description of the Amendments and is qualified in its entirety by reference to the Amendments as attached hereto.

Additionally on June 30, 2006, the Company entered into the First Amendment to the SCS Transportation, Inc. 2002 Substitute Option Plan (the Plan). The Amendment is attached hereto as Exhibit 10.4 and incorporated by reference into this Item 1.01. The Amendment allows the Compensation Committee of the Board of Directors to extend the period during which Substitute Awards may be exercised. The foregoing is a brief description of the Amendment and is qualified in its entirety by reference to the Amendment as attached hereto.

Item 1.02 Termination of a Material Definitive Agreement.

On June 30, 2006, SCS Transportation, Inc. terminated the employment of David H. Gorman, President of Jevic, in connection with the sale of Jevic described in Item 1.01 above. On July 7, 2006, the Company gave notice of the termination of David H. Gorman’s executive severance agreement. A form of the executive severance agreement with Mr. Gorman as entered into on August 24, 2005 was filed with SCS Transportation, Inc.’s Form 8-K (File No. 0-49983) filed on August 29, 2005 as Exhibit 10.1 and is incorporated herein by reference to this Item 1.02.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 30, 2006 the Company entered into a Stock Purchase Agreement to sell 100% of the common stock of Jevic to Jevic Holding Corp., an affiliate of Sun Capital Partners, Inc. for an estimated cash purchase price of $42.2 million less an estimated $2.2 million working capital adjustment, which is subject to final adjustment. The Stock Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 2.01.

Item 2.05 Costs Associated with Exit or Disposal Activities.

As a result of the sale of Jevic, the Company’s corporate headquarters in Kansas City, Missouri will be consolidated and relocated to Saia’s headquarters in Duluth, GA. In connection with the consolidation of the corporate headquarters, the Company expects to record a pre-tax charge of approximately $2.8 million, about two-thirds in the second quarter of 2006 and the remainder in the second half of 2006, principally for one-time termination benefits. These one-time termination benefits are expected to be paid primarily in the first and second quarters of 2007.

Item 2.06 Material Impairments.

As a result of the disposition of Jevic on June 30, 2006 described in Items 1.01 and 2.01 of this Form 8-K, the Company expects to record a loss on the sale of the stock of Jevic of approximately $47 million net of the related tax benefit. The transaction is subject to a final working capital adjustment that is expected to be finalized in no more than 135 days from the closing of the transaction on June 30, 2006 per the terms of the Stock Purchase Agreement attached hereto as Exhibit 10.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 30, 2006, the Board of Directors elected Richard D. O’Dell as a Class II director of the Corporation for a term expiring at the 2007 annual meeting of stockholders to fill the newly-created seat on the Board of Directors and serve as President of the Company. The Board of Directors reaffirmed Herbert A. Trucksess as Chairman of the Board and Chief Executive Officer of the Company. The Company issued a press release announcing Mr. O’Dell’s election, which is attached as Exhibit 99.1.
As a result of the disposition of Jevic described in Item 2.01, David H. Gorman is no longer an officer of SCS Transportation, Inc. effective June 30, 2006.
Also on June 30, 2006, the Company announced that it anticipates that effective September 1, 2006 James A. Darby will replace James J. Bellinghausen as the Company’s Chief Financial Officer. Mr. Darby, 55, has been the Vice President and Chief Financial Officer of Saia Motor Freight Line, Inc. since January 2000. The Company issued a press release announcing its anticipated actions, which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

10.1 Stock Purchase Agreement among Jevic Holding Corp., Saia Motor Freight Line, Inc. and SCS Transportation, Inc. dated as of June 30, 2006

10.2 Second Amendment to Restated Agented Revolving Credit Agreement dated as of June 30, 2006, among SCS Transportation, Inc. and Bank of Oklahoma, N.A., JP Morgan Chase Bank, N.A., U.S. Bank National Association, Harris Trust and Savings Bank, and LaSalle Bank National Association and Bank of Oklahoma, N.A., as agent for the Banks and related Ratifications.

10.3 Amendment No. 3 to the Senior Notes Master Shelf Agreement dated as of June 30, 2006 and related Consent and Partial Release of Guaranty

10.4 First Amendment to the SCS Transportation, Inc. 2002 Substitute Option Plan

99.1 Press release of SCS Transportation, Inc. dated June 30, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCS Transportation, Inc.

July 7, 2006	By:	James J. Bellinghausen

Name: James J. Bellinghausen
Title: Vice President of Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Stock Purchase Agreement among Jevic Holding Corp., Saia Motor Freight Line, Inc. and SCS Transportation, Inc. dated as of June 30, 2006
10.2	Second Amendment to Restated Agented Revolving Credit Agreement dated as of June 30, 2006, among SCS Transportation, Inc. and Bank of Oklahoma, N.A., JP Morgan Chase Bank, N.A., U.S. Bank National Association, Harris Trust and Savings Bank, and LaSalle Bank National Association and Bank of Oklahoma, N.A., as agent for the Banks and related Ratifications.
10.3	Amendment No. 3 to the Senior Notes Master Shelf Agreement dated as of June 30, 2006 and related Consent and Partial Release of Guaranty
10.4	First Amendment to the SCS Transportation, Inc. 2002 Substitute Option Plan
99.1	Press release of SCS Transportation, Inc. dated June 30, 2006